As filed with the Securities and Exchange Commission on February 27, 2019

Registration No. 333-213798

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCANA CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	57-0784499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 SCANA Parkway,

Cayce, South Carolina 29033;

(803) 217-9000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Carlos M. Brown, Esq.

Senior Vice President and General Counsel

120 Tredegar Street, Richmond, Virginia 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

SCANA Corporation

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement (File No. 333-213798), on Form S-3 filed by SCANA Corporation (the “Registrant”) with the Securities and Exchange Commission on September 26, 2016, and became effective automatically on September 26, 2016, which registered 2,712,348 shares of common stock of the Registrant, no par value, for issuance under the SCANA Investor Plus Plan (the “Registration Statement”).

On January 1, 2019, pursuant to an Agreement and Plan of Merger, dated as of January 2, 2018, by and among Dominion Energy, Inc. (“Dominion Energy”), Sedona Corp., a wholly owned subsidiary of Dominion Energy, and the Registrant, Sedona Corp. merged with and into the Registrant with the Registrant surviving as an indirect, wholly owned subsidiary of Dominion Energy (the “Merger”). As a result of the Merger, any offerings pursuant to the Registration Statement have been terminated.

In accordance with the undertakings made by the Registrant in the foregoing Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all such securities registered but unsold under the foregoing Registration Statement in connection therewith as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on February 27, 2019.

SCANA Corporation

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President and Chief Financial Officer

Note:	No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.